ADDENDUM NO. 1 to LOAN AGREEMENT dated 19th December, 2008	EHLERMANN RINDFLEISCH GADOW RECHTSANWALTE PARTNERSCHAFT BALLINDAMM 26, 20095 HAMBURG TELEFON +49 40 37 48 14 – 0 TELEFAX +49 40 37 48 14 – 30 INTERNET WWW.ERG-LEGAL.COM

made between

NORDDEUTSCHE LANDESBANK GIROZENTRALE
as Lender, Mandated Lead Arranger and Agent

THE TWELVE LIMITED PARTNERSHIPS
AS MORE CLOSELY DESCRIBED HEREIN
as jointly and severally liable Borrowers

12 A.H.T.S. Vessels
built by Fincantieri Cantieri Navali S.p.A.

THIS ADDENDUM NO. 1 IS MADE THIS 17th DAY OF SEPTEMBER, 2010 between

(1)
NORDDEUTSCHE LANDESBANK GIROZENTRALE, a banking institution organized and existing under the laws of Germany having its registered offices at Friedrichswall 10, 30159 Hannover, Germany (sometimes “NORD/LB” or the “Mandated Lead Arranger” or the “Agent”, as the case may be), and

(2)	The Lenders set forth in Schedule 1 attached hereto (the “Lenders”)

and

(3)	ATL OFFSHORE GMBH & CO. MS “JUIST” KG (the “Borrower 1”),

(4)	ATL OFFSHORE GMBH & CO. MS “NORDERNEY” KG (the “Borrower 2”),

(5)	ATL OFFSHORE GMBH & CO. “ISLE OF BALTRUM” KG (the “Borrower 3”),

(6)	ATL OFFSHORE GMBH & CO. “ISLE OF LANGEOOG” KG (the “Borrower 4”),

(7)	ATL OFFSHORE GMBH & CO. “ISLE OF AMRUM” KG (the “Borrower 5”),

(8)	ATL OFFSHORE GMBH & CO. “ISLE OF SYLT” KG (the “Borrower 6”),

(9)	ATL OFFSHORE GMBH & CO. “ISLE OF WANGEROOGE” KG (the “Borrower 7”),

(10)	ATL OFFSHORE GMBH & CO. “ISLE OF NEUWERK” KG (the “Borrower 8”),

(11)	ATL OFFSHORE GMBH & CO. “ISLE OF USEDOM” KG (the “Borrower 9”),

(12)	ATL OFFSHORE GMBH & CO. “ISLE OF FEHMARN” KG (the “Borrower 10”),

(13)	ATL OFFSHORE GMBH & CO. “ISLE OF MEMMERT” KG (the “Borrower 11”),

(14)	ATL OFFSHORE GMBH & CO. “ISLE OF MELLUM” KG (the “Borrower 12”)

each of them a limited partnership incorporated and existing under the laws of Germany having its registered office at Neue Str. 24, 26789 Leer, Germany (collectively the “Borrowers”, and each one of them a “Borrower”), as jointly and severally liable borrowers on the other part.

WHEREAS pursuant to the terms and conditions of a loan agreement dated 19th December, 2008 (the “Loan Agreement”), made between the Lenders as lenders and the Borrowers as jointly and severally liable borrowers, the Lenders have agreed to grant to the Borrowers loans in the aggregate maximum amount of Euros four hundred twenty million five hundred seventy thousand (EUR 420,570,000.00) (the “Loan”) (i) for the part-financing of the construction price of twelve A.H.T.S Vessels built or to be built at FINCANTIERI CANTIERI NAVALI ITALIANI S.P.A. of Genoa, Italy, (the “Builder”), (ii) for the issuing of certain payment guarantees to the Builder and (iii) to enable the Borrowers to postpone the repayment of part of the Loan.

WHEREAS in addition to the Tranches CT.A (as defined in the Loan Agreement), the Lenders are willing to grant further tranches to the Borrowers (the “New Tranches CT.A”) to enable the Borrowers to finance the interest during construction time and any cost increases and modifications under the Building Contracts.

WHEREAS Tranches CT.A.1, CT.A.2, CT.A.3, CT.A.4, CT.A.5, CT.A.6, CT.A.7, CT.A.8 and CT.A.9 (as defined in the Loan Agreement) have not been drawn down.

WHEREAS due to the delayed delivery of Vessels 10, 11 and 12 and due to the incorporation of the New Tranches CT.A, the Borrowers have requested the Lenders and the Lenders have agreed to amend the repayment of the Loan under the terms and conditions of this Addendum No. 1.

WHEREAS the Borrowers and the Lenders have agreed that the Borrowers shall be enabled to grant each other loans for the purpose of (i) covering liquidity shortfalls due to different employment situations of the Vessels and (ii), due to the last sentence of Clause 2.3 of the Loan Agreement, enabling the Borrower 12 to finance the difference between the actual amount which will be drawn under Tranche LT.12 and the amount of Tranche LT.12 as described in Schedule 4 to the Loan Agreement.

WHEREAS the equity (Eigenkapital) in each of the Borrowers has been fully paid in accordance with clauses 1.22.1, 1.22.2, 1.23.1, 1.23.2 and 1.24 of New Schedule 5 attached hereto.

WHEREAS upon request of the Borrowers, the Lenders are willing to agree to certain amendments of the Loan Agreement, the security structure and the Security Documents (as the term is defined in the Loan Agreement) subject to the terms and conditions of this Addendum No. 1.

NOW THEREFORE in consideration of the premises herein contained and other good and valid considerations herein recited, the parties hereto agree as follows:

1.	DEFINITIONS

1.1.	Expressions defined in the Loan Agreement shall have the same meaning when used in this Addendum No. 1, unless defined otherwise herein or unless the context does not permit so.

1.2.	Any term as defined in this Addendum No. 1 shall apply to the Loan Agreement unless the context does not permit so.

1.3.
Where the context of this Addendum No. 1 allows so, words importing the singular include the plural and vice versa. Clause headings in this Addendum No. 1 are for ease of reference only and shall not affect the construction thereof.

1.4.
Unless the context does not allow so, references to “Clauses” are to clauses of this Addendum No. 1. References to any contract or other instrument or document include any amendment or supplement thereto.

2.	AMENDMENTS TO THE LOAN AGREEMENT

With effect from the date hereof, the Loan Agreement shall be amended as follows:

2.1.	Tranches CT

2.1.1.
In addition to the Tranches CT. A, the Lenders are willing to grant the New Tranches CT.A, equalling the balance between the maximum amount of Loan CT and the aggregate maximum amount of (i) Loan CT.A and (ii) Loan CT.B, as more closely set out in the New Schedule 4 of the Loan Agreement, to the effect that the Loan CT.A shall amount up to Euros one hundred thirty million five hundred forty three thousand (EUR 130,543,000.00) and the Loan CT.B shall amount up to Euros two hundred thirty two million four hundred fifty seven thousand (EUR 232,457,000.00). Such New Tranches CT.A shall be drawn in up to two (2) portions per Vessel together with each of the relevant Tranches CT.A. The New Schedule 4 attached hereto shall replace the existing Schedule 4. The purpose of the New Tranches CT.A shall be to enable the Borrowers to finance the interest during construction time and any cost increases and modifications under the Building Contracts.

2.1.2.
The Lenders agree that the purpose of the Loan CT.A shall be extended to assisting the Borrowers in financing the increased Construction Price Instalments on the conditions as more closely set out in the New Schedule 5 to the Loan Agreement. The New Schedule 5 attached hereto shall replace the existing Schedule 5 to the Loan Agreement.

2.2.	Repayment

Due to the delayed delivery of Vessels 10, 11 and 12 and due to the incorporation of the New Tranches CT.A, the Lenders agree to amend the repayment of the Loan as follows:

2.2.1.
The Borrowers and the Lenders agree that the Borrowers shall repay the Tranches CT.A.10, CT.A.11 and CT.A.12 to the Lenders under the conditions of clause 8 of the Loan Agreement, however not later than on the final maturity date 30th October, 2010.

2.2.2.
The Lenders agree that the Borrowers shall repay Tranches LT 10 - 12 with quarterly repayments over a twelve (12) years repayment profile. The first quarterly repayment of the Tranches LT 10 - 12 shall be (i) double in amount compared to the amount of the remaining repayment instalments and (ii) made three (3) Months after the Drawdown thereof but in no event later than 30th December, 2010, provided, however, that in any event the repayment of the Tranches LT shall be fully amortised on the following final maturity dates:

Tranche	Final Maturity Date
LT.1	27th February, 2021
LT.2	28th May, 2021
LT.3	5th October, 2021
LT.4	16th February, 2022
LT.5	11th March, 2022
LT.6	30th June, 2022
LT.7	15th March, 2022
LT.8	28th June, 2022
LT.9	23rd June, 2022
LT.10	30th June, 2022
LT.11	30th June, 2022
LT.12	30th June, 2022

2.2.3.	The Borrowers and the Lenders agree that under the conditions of clause 8 of the Loan Agreement Borrowers shall repay the Tranches CF on the following final maturity dates:

Tranche	Final Maturity Date
CF.1	27th February, 2024
CF.2	28th May, 2024
CF.3	5th October, 2024
CF.4	16th February, 2025
CF.5	11th March, 2025
CF.6	30th June, 2025
CF.7	15th March, 2025
CF.8	28th June, 2025
CF.9	23rd June, 2025
CF.10	30th June, 2025
CF.11	30th June, 2025
CF.12	30th June, 2025

2.2.4.	The existing Schedule 4B shall be replaced by the New Schedule 4B attached hereto.

2.3.	Financial Covenants

In deviation of clause 19.1.2.3 of the Loan Agreement the Borrowers shall be allowed to grant and to accept loans by another Borrower (hereafter referred to as an “Intercompany Loan”), for the purpose of (i) covering liquidity shortfalls due to different employment situations of the Vessels and (ii), due to the last sentence of Clause 2.3 of the Loan Agreement, enabling the Borrower 12 to finance the difference between the actual amount which will be drawn under Tranche LT.12 and the amount of Tranche LT.12 as described in Schedule 4 to the Loan Agreement.

For the purpose of allowing the Borrowers to grant and accept Intercompany Loans, each Borrower hereby irrevocably and unconditionally undertakes to and in favour of the Lenders that

2.3.1.
any Intercompany Loan to be concluded will automatically and without further declaration be fully subordinated to the Borrowers’ obligations under the Loan Agreement and under the Security Documents, and

2.3.2.
the Borrowers will neither (a) amend, vary, change or supplement the terms and conditions of the Intercompany Loans without the prior written consent of the Agent nor (b) terminate the respective loan agreements under which the Intercompany Loans have been granted or declare an event of default thereunder and/or accelerate the respective Intercompany Loan and/or demand premature repayment thereof without the prior written consent of the Agent.

2.4.	Reporting Covenants

In addition to the undertakings contained in the Loan Agreement the Borrowers undertake that during the Security Period they will deliver to the Agent any information regarding each inter company loan and shareholder loan to which a Borrower is a party (i) promptly after conclusion of the relevant loan agreement and (ii) not later than ninety (90) days after the end of each half-year, for the first time on 30th September, 2010.

2.5.	Covenants regarding Corporate Structure

In deviation of clause 19.5.1 of the Loan Agreement, the Borrowers undertake to the Lenders that during the Security Period they will not without the prior written consent of the Agent allow any change in any of the Borrowers’ corporate or shareholder structure to the effect that the Corporate Guarantor holds less than twenty five (25) percent directly or through an affiliated company accepted by the Agent in advance or to the effect that any of the Borrowers ceases to be a limited partnership.

2.6.	Further Conditions Precedent regarding the Delivery of the Vessels 10 – 12

In addition to the conditions of clause 5.3 of the Loan Agreement it shall be a condition precedent to the drawdown of any of the Tranches CT for the Vessels 10 – 12 that (i) the Borrowers shall be entitled to cancel, rescind and/or terminate the relevant Building Contracts in case the Vessels 10 – 12 are not delivered on or prior to 29th October, 2010 and that (ii) they shall be entitled to demand payment under the Refund Guarantees securing the repayment of the Construction Price Instalments paid for Vessels 10 – 12 in case the delivery of the Vessels 10 – 12 does not take place on or prior to 29th October; 2010, each of the foregoing termination right and repayment claim to be evidenced to the satisfaction of the Lenders prior to the Drawdown of the outstanding Construction Price Instalments to be paid for Vessels 10 – 12, as stipulated in clause 2.4 of the New Schedule 5 attached hereto.

2.7.	Shortfall

In addition to clauses 18.1 and 18.2 of the Loan Agreement, the Borrowers undertake to the Lenders that if the ratio of the average Fair Market Values of the Vessels 10, 11 and 12 to the outstanding average balance of the Tranches LT 1 - 12 is less than the ratio of the average Fair Market Values of the Vessels 1 - 9 to the outstanding average balance of the Tranches LT 1 - 12, it being understood that the Fair Market Values to be assessed in each case in accordance with clause 18.1 of the Loan Agreement, then and in such case within a period of thirty (30) days following receipt by the Borrowers of written notice from the Agent notifying the Borrowers of such shortfall and specifying the amount thereof (which amount shall in the absence of manifest error be conclusive and binding upon the Borrowers) to either furnish the Lenders with such additional security as shall be acceptable to the Lenders in their sole discretion for the purpose of remedying such deficiency in security or to prepay to the Lenders (together with interest accrued thereon and any costs arising through such prepayment being made otherwise than at the end of an Interest Period) such part of the Tranches LT 10 - 12 as shall be necessary to ensure that the above described ratios are equal. Unless and until the Tranches LT 10 - 12 have been prepaid or the additional security has been granted as described above, no dividend payments by any of the Borrowers to any of their shareholders shall be permitted. Any additional security required as a result of the operation of this clause is separate from and additional to any other security provided or to be provided under the other provisions of the Loan Agreement and the Security Documents.

2.8.	Event of Default

In deviation of clauses 22.1.16 and 22.1.17 of the Loan Agreement,

2.8.1.
it shall constitute an Event of Default if the Equity Provider 1 ceases to be a limited partner (Kommanditist) of each of the Borrowers (except for Borrower 10, Borrower 11, and Borrower 12) holding at least seventy five (75) percent of each of the Borrowers (except for Borrower 10, Borrower 11 and Borrower 12) share capital, unless the Equity Provider 1 transfers its shares in the Borrowers to the Equity Provider 2 or an affiliated company of Equity Provider 2 accepted by the Agent.

2.8.2.
it shall constitute an Event of Default if the Equity Provider 2 ceases to hold at least twenty five (25) percent of each of the Borrowers directly or through an affiliated company accepted by the Agent or if any of the Borrowers ceases to be a limited partnership.

3.	EFFECTIVENESS

This Addendum No. 1 shall become effective on the date hereof.

4.	COSTS AND EXPENSES

All costs and expenses of the Lenders, in case of external services engaged in connection with this Addendum No. 1 upon presentation of a copy of the relevant invoice, incurred under or in connection with this Addendum No. 1 shall be borne by the Borrowers including without limitation expenses for external attorneys or other persons commissioned by any of the parties hereto for any action required by it under or in connection with this Addendum No. 1 and expenses incurred by any of the parties hereto in connection with the preparation, execution and carrying out of this Addendum No. 1 (including any stamp, documentary, registration or other like duties and Taxes, fees and charges), translations and legal opinions (if any).

5.	SEVERABILITY

In the event that this Addendum No. 1 or any provision thereof or any of the documents or instruments which may from time to time be delivered hereunder or any provision thereof shall be deemed invalid by present or future law of any nation or by decision of any court this shall not affect the validity of this Addendum No. 1, such documents and instruments as a whole and in such case the parties shall execute and deliver such other and further agreements and/or documents and/or instruments and such things as the Lenders in their sole discretion may deem to be necessary to carry out the original intent of the parties to this Addendum No. 1.

6.	CONTINUING VALIDITY OF THE LOAN AGREEMENT

Save as amended by this Addendum No. 1 and such further instruments and documents as shall be necessary to give effect to the terms of this Addendum No. 1, the Loan Agreement shall remain unaltered and in full force and effect. In case of conflicts between the provisions of the Loan Agreement and this Addendum No. 1, the provisions of this Addendum No. 1 shall prevail.

7.	APPLICABLE LAW AND JURISDICTION

The terms and conditions set out in this Addendum No. 1 shall be governed by and construed in accordance with German law and the Borrowers submits to the jurisdiction of the courts of Hannover, Germany. However, the Lenders reserve the right to choose as place of jurisdiction any place where any of the Borrowers has any assets or any place of business.

[end of page]

IN WITNESS WHEREOF the parties hereto have caused this Addendum No. 1 to be signed by their duly authorized attorneys the day and year first above written.

THE LENDERS:

SIGNED by	)
Regina Schulz and	)
Ingo Doebke	)
for and on behalf of	)
NORDDEUTSCHE LANDESBANK	)
GIROZENTRALE	)	/s/ Regina Schultz /s/ Ingo Doebke

THE BORROWERS

SIGNED by	)
Niels Roggemann	)
for and on behalf of	)	/s/ Niels Roggemann

ATL OFFSHORE GMBH & CO. MS “JUIST” KG

ATL OFFSHORE GMBH & CO. MS “NORDERNEY” KG

ATL OFFSHORE GMBH & CO. “ISLE OF BALTRUM” KG

ATL OFFSHORE GMBH & CO. “ISLE OF LANGEOOG” KG

ATL OFFSHORE GMBH & CO. “ISLE OF AMRUM” KG

ATL OFFSHORE GMBH & CO. “ISLE OF SYLT” KG

ATL OFFSHORE GMBH & CO. “ISLE OF WANGEROOGE” KG

ATL OFFSHORE GMBH & CO. “ISLE OF NEUWERK” KG

ATL OFFSHORE GMBH & CO. “ISLE OF USEDUM” KG

ATL OFFSHORE GMBH & CO. “ISLE OF FEHMARN “ KG

ATL OFFSHORE GMBH & CO. “ISLE OF MEMMERT” KG

ATL OFFSHORE GMBH & CO. “ISLE OF MELLUM” KG

ACKNOWLEDGEMENT AND UNDERTAKING

We hereby confirm to have full knowledge of this Addendum No. 1 and to agree to its contents.

We hereby undertake that we will not without the prior written consent of the Agent allow any change in any of the Borrowers’ corporate or shareholder structure to the effect that the we hold less than twenty five (25) percent of each of the Borrowers directly or through an affiliated company accepted by the Agent in advance or to the effect that any of the Borrowers ceases to be a limited partnership.

THE CORPORATE GUARANTOR

Signed by	)
)
REEDEREI HARTMANN	)
GMBH & CO. KG	)	/s/

ANNEX

NEW SCHEDULES

New Schedule 4                                        Synopsis Loan

New Schedule 5                                        List of Conditions Precedent